                       VARLEN CORPORATION AND SUBSIDIARIES            Exhibit 11
                        COMPUTATION OF PER SHARE EARNINGS            Page 1 of 2
                      (Thousands, Except Per Share Amounts)



                                                                                               For The Year Ended
                                                                              ----------------------------------------------------
Primary Earnings Per Share                                                       1/31/94             1/31/93             1/31/92
- --------------------------                                                    ------------        ------------        ------------
  Earnings before cumulative effect of change in
    accounting principle                                                      $     10,766               7,668        $      3,244

  Cumulative effect of change in accounting
    principle, net of income taxes                                                     ---              (1,351)                ---

  Proforma effect of applying accounting change
    retroactively                                                                      ---                 ---                 200
                                                                              ------------        ------------        ------------

  Net earnings                                                                $     10,766        $      6,317        $      3,444
                                                                              ------------        ------------        ------------
                                                                              ------------        ------------        ------------

Computation of the Weighted Average Number of
  Shares Outstanding as Used in the Primary
  Earnings Per Share Computation:

  Weighted average number of shares outstanding                                      4,815               6,748               6,736
                                                                              ------------       -------------        ------------
  Shares assumed issued under the treasury
    stock method                                                                       132                  63                   2

  Purchase of treasury stock                                                           ---                (133)                ---

  Weighted average number of shares outstanding, as adjusted                         4,947               6,678               6,738
                                                                              ------------        ------------        ------------
                                                                              ------------        ------------        ------------

Primary Earnings Per Share:

  Before accounting change                                                    $       2.18        $       1.15        $       0.48

  Accounting change                                                                    ---               (0.20)                ---

  Proforma effect of retroactive adoption of accounting principle                      ---                 ---                0.03
                                                                              ------------        ------------        ------------

  Net earnings                                                                $       2.18        $       0.95        $       0.51
                                                                              ------------        ------------        ------------
                                                                              ------------        ------------        ------------

Fully Diluted Earnings Per Share:
- --------------------------------

Reconciliation of net earnings per the financial statements to the amount used for the fully diluted computation:

  Earnings before cumulative effect of change in
    accounting principle                                                      $     10,766        $      7,668        $      3,244

  Add interest on 6 1/2% convertible subordinated
    debentures, net of income tax effects                                            1,874                 ---                 ---
                                                                              ------------        ------------        ------------

  Earnings before cumulative effect of change in
    accounting principle, as adjusted                                              12,640               7,668                3,244

  Cumulative effect of change in accounting
    principle, net of income taxes                                                     ---              (1,351)                ---

  Proforma effect of applying accounting change
    retroactively                                                                      ---                 ---                 200
                                                                              ------------        ------------        ------------

  Net earnings, as adjusted                                                   $     12,640        $      6,317        $      3,444
                                                                              ------------        ------------        ------------
                                                                              ------------        ------------        ------------

                       VARLEN CORPORATION AND SUBSIDIARIES            Exhibit 11
                        COMPUTATION OF PER SHARE EARNINGS            Page 2 of 2
                      (Thousands, Except Per Share Amounts)





                                                                                               For The Year Ended
                                                                              ----------------------------------------------------
                                                                                 1/31/94             1/31/93             1/31/92
                                                                              ------------        ------------        ------------
Computation of the Weighted Average Number of
  Shares Outstanding as Used in the Fully
  Diluted Earnings Per Share Computation:

  Weighted average number of shares outstanding                                      4,815               6,748               6,736

  Shares assumed issued under the treasury
    stock method                                                                       154                  63                   2

  Purchase of treasury stock                                                           ---                (133)                ---

  Shares issuable from assumed exercise of
    6 1/2% convertible subordinated debentures                                       1,694                 ---                 ---
                                                                              ------------        ------------        ------------

  Weighted average number of shares outstanding, as adjusted                         6,663               6,678               6,738
                                                                              ------------        ------------        ------------
                                                                              ------------        ------------        ------------

Fully Diluted Earnings Per Share:

  Before accounting change                                                    $       1.90        $       1.15        $       0.48

  Accounting change                                                                    ---               (0.20)                ---

  Proforma effect of retroactive adoption of accounting principle                      ---                 ---                0.03
                                                                              ------------        ------------        ------------

  Net earnings                                                                $       1.90        $       0.95        $       0.51
                                                                              -------------       ------------        ------------
                                                                              -------------       ------------        ------------
